1 September 16, 2015 Exhibit 99.3

2 • Transaction overview • Rationale • About OMRON • People – what does this mean for me • Questions / comments Agenda

•
Omron plans to acquire 100% of the outstanding shares of Adept common stock
•
All cash tender offer followed by a second-step merger
Transaction Overview
Acquisition
Approach
•
Omron will offer investors $13 per share of Adept common stock
•
Represents a 63% premium over the closing price for Adept’s
common stock on September 15, 2015
•
This values Adept at approximately $200 million USD
Acquisition
Value
•
Tender offer expected to commence on or about September 23, 2015
•
Transaction expected to close on or about October 23, 2015
•
Subject to customary closing conditions, including at least a majority of shares of Adept common stock being tendered in the offer, expiration of the applicable waiting
period
under
the
Hart-Scott-Rodino
Antitrust
Improvements
Act
of
1976,
and receipt of required foreign antitrust approvals
Acquisition
Timing

•
Strategic alignment towards Manufacturing, Food & Beverage &
Semiconductor Markets
•
Robotics growth in factory automation forecasted +12% CACR
•
Complementary geographic market penetration strengths
Strategic Rationale -
OMRON
Market &
Geographic
Rationale
•
Completes
ILO+S
(Input
-
Logic
-
Output
+
Safety)
portfolio
with
Robotics
•
Enables unprecedented solution flexibility & throughput
•
Expands solution envelope into materials handling & logistics
Solution &
Portfolio
Rationale
•
Defines global leadership in motion, control & robotics technologies
•
Combines two world leading development & software engineering teams
•
Mobile robotic platform has a high value, blue ocean market horizon
Technology &
Know How
Rationale

Win - Win
Effective Global Team work
Accountability & Execution

Win - Win
Effective Global
Team work
Accountability & Execution

•
Accelerates Sales, Marketing, and Product Development
•
Introduces best-in-class worldwide talent
Strategy Rationale –
Adept Employees
Accelerate
Five Year
Plan
•
Drives top line with sales and marketing synergies
•
Execution of operational synergies become profitable near term
•
Provides resources to accelerate growth goals
Accelerate
our Results
Top and
Bottom line
•
Integrity, Respect, Trust, global effective teamwork
Culture Fit!

Win - Win
Effective Global Team work
Accountability & Execution

Win - Win
Effective Global Team work
Accountability & Execution

•
Accelerate our five year plan
•
New resources and new opportunities
Careers
•
Compensation and benefits to be generally
comparable with current
•
Systematic review to align the two companies
Compensation
and Benefits
Strategy Rationale –
Adept Employees

Fixed Industrial Robots

Cobra
Viper
Quattro
Python
SmartController™ EX
SmartVision EX
Flexible Feeding
ePLC
Ace PackXpert™

Mobile Industrial Robots

Lynx
Courier
SmartCore MX
Handler
Fleet Simulator
SmartCore
Enterprise Manager
MobilePlanner
MobileEyes

Fixed Industrial Robots
Cobra
Viper
Quattro
Python
SmartController™ EX
SmartVision EX
Flexible Feeding
ePLC
Ace PackXpert™

Mobile Industrial Robots
Lynx
Courier
SmartCore MX
Handler
SmartCore
Fleet Simulator
Enterprise Manager
MobilePlanner
MobileEyes

7 Broad Product Portfolio Industry leading software and controls for fixed and mobile automation

Product / Technology Rationale
Adept brings to life our vision of the future of Automation
Traditional
Focus Areas
Current
Expansion
Future Growth
Areas
•
Product Quality
•
Labor Reduction
•
Stability
•
Optimization
•
Speed
•
Productivity & Speed
•
Lean Manufacturing
•
Multi-line Production
•
Big Data
•
Energy Conservation
•
Dock-to-Dock Automation
•
Digitized Factory
•
Automated Mat. Handling
•
Unmanned Warehouse
•
Eco Friendly

Omron Group
about 39,000
Domestic subsidiaries 7,106
Omron Corporation 4,269
Overseas subsidiaries 27,396

(as of April 1, 2015)

9 Number of Employees

Other Businesses
11%
Healthcare Business (HCB)
12%
10%
Social Systems, Solutions and Service Business (SSB)
16%
Automotive Electronic Components Business (AEC)
12%
Electronic and Mechanical Components Business (EMC)
39%
Industrial Automation Business (IAB)
¥847.3 billion

Fiscal 2015 (April 2014 to March 2015)

10 Net Sales by Business Segment

?

Europe
Greater
China
China
North
America
Global Network
Asia
Pacific
Korea
Japan
Taiwan
Hong Kong
Philippines
Malaysia
Singapore
Indonesia
Australia
New Zealand
Vietnam
India
Thailand
South Africa
Canada
Mexico
U.S.A.
Brazil
Argentina
Russia
Poland
Sweden
Finland
Norway
Denmark
U.K.
Portugal
France
Belgium
Spain
Switzerland
Italy
Turkey
Czech Republic
Slovakia
Austria
Hungary
Netherlands
Germany
Omron
is
expanding
its
business
in
the
Americas,
Europe,
Asia
Pacific
and
China,
from
our
factory automation control equipment business to building a retail network spanning 80 countries.
Our
5
major
factories
are
in
Dalian,
Shanghai,
Shenzhen,
and
Guangzhou
in
China
&
the
mother
factory
in
Japan.

OMRON

ON
QC
WA
MT
ND
MN
NB
PE
NS
OR
ID
WY
SD
WI
MI
NY
ME
NH
MA
NV
NE
IA
IL
IN
OH
PA
MD
DE
United States
UT
CO
KS
MO
KY
WV
VA
CA
AZ
NM
OK
AR
TN
NC
MS
AL
GA
SC
TX
LA
Gulf of Mexico
Cuba
Puerto Rico
Guatemala
Caribbean Sea
Nicaragua
Venezuela
Guyana
Suriname
Colombia
RR
AP
Ecuador
AM
PA
MA
PI
Brazil
AC
TO
RO
Peru
MT
GO
Bolivia
MS
ES
Paraguay
RJ

?

Locations in the Americas
Chicago
OMCA-HQ, OFI (HQ)
OEI (IAB)
OCB-AM (EMC)
OED-C (AEC)
OHI / MIRA (HCB)
Mexico City
OMCA-MX (HQ)
OEI-MX (IAB)
OHM (HCB)
Sao Paulo
OBR (HQ/IAB)
OAZ
(AEC)
OHB / OHN (HCB)
Canada
OFC (HQ)
OCI (IAB)
OAR (AEC)
Houston
OOM
(IAB)
Guanajuato
OAX (AEC)
OEI-MX (IAB)
Detroit
OED (AEC)
Fremont
OSTI (IAB)
Miami
OHI (HCB)

Confidential B
VG2020 Sales History
6,505
453
(7.0%)
37.1%
Sales
GP
margin
operating
income
(ROS)
6,195
401
(6.5%)
36.8%
8,473
866
(10.2%)
39.3%
7,730
681
(8.8%)
38.5%
FY11
FY12
FY13
FY14
ROIC
ROE
8.6%
4.8%
13.4%
11.3%
8.8%
5.2%
13.5%
11.6%
Unit: JPY
10 billion

14 Confidential B VG2020 Goal Sales Revenue: Over 1 trillion yen Implementing the Omron Principles Growth Creating new value around the world Challenge for further GROWTH!

Our Mission

To improve lives and contribute to a better society

Our Values

- **Innovation Driven by Social Needs**
  Be a pioneer in creating inspired solutions for the future.
- **Challenging Ourselves**
  Pursue new challenges with passion and courage.
- **Respect for All**
  Act with integrity and encourage everyone's potential.

15 OMRON Principles

16 We are looking forward to a bright future together

Timing and next steps
•
Announcement
9/16
•
Sign & Close window
9/16 –
on or about 10/23
–
Business execution
–
Communications
–
Employees
–
Customers / suppliers
–
Planning
•
Integration plan execution
From closing
–
Top line team
–
Synergies team
–
Communications team

Adept employee communication
•
Follow on question and answer
Daily, next 3 days, as needed
–
ECM style and department break outs
•
CEO status / update
Weekly email, next 5 weeks
•
Omron profile and deal rationale
Sept 22
•
Employee contract appointments
Sept 28 –
Oct 16

19 Questions / Comments

Forward Looking Statements
Any statements made concerning the proposed transaction between the Company, Omron,
Parent and Merger Sub, the expected timetable for completing the transaction, the successful integration of the business, the benefits of the transaction, future revenue and earnings and any other statements that are not purely historical fact are forward-looking statements.
Such
forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company, Omron, Parent and their respective subsidiaries, conditions affecting the Company’s, Omron’s or Parent’s customers and suppliers, competitor responses to the Company’s, Omron’s or Parent’s products and services, the overall market acceptance of such products and services, the integration of the businesses and other factors disclosed in the Company’s periodic reports filed with the SEC.
Consequently, such forward-looking
statements should be regarded as the Company’s and Parent’s current plans, estimates and beliefs.
Neither the Company nor Omron, Parent or Merger Sub assume any obligation to update the forward-looking information contained in this presentation, except as expressly required by law.

Where you can find Additional Information
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. The tender offer for the outstanding shares of Adept’s common stock described in this communication has not commenced. At the time the tender offer is commenced, Omron will file or cause to be filed a Tender Offer Statement on
Schedule TO with the Securities and Exchange Commission (“SEC”) and Adept will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC related to the tender offer. The Tender Offer Statement (including an Offer to Purchase, a related
Letter of Transmittal and other tender offer documents) and the
Solicitation/Recommendation Statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to Adept’s stockholders at no expense to them by the information agent to the tender offer, which will be announced. In addition, all of those materials (and any other documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.